SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             --------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 17, 1996
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                               RYDER SYSTEM, INC.
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             (Exact name of registrant as specified in its charter)

         Florida                      1-4364                59-0739250
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(State or other jurisdiction       (Commission          (IRS Employer
         of Incorporation)         File Number)         Identification No.)


3600 N. W. 82nd Avenue, Miami, Florida                         33166
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:   (305) 593-3276
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


Item 2.    Acquisition or Disposition of Assets.

         On October 17, 1996, a subsidiary of Ryder System, Inc. (the "Company") completed the sale of its Ryder Consumer Truck Rental business unit to a consortium of investors led by Questor Partners Fund, L.P. ("Questor"). The purchase price of the transaction, $579 million, subject to certain adjustments, was determined by negotiations between the Company and Questor and was paid in cash at the closing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                  (1) Introduction to Ryder System, Inc. and Consolidated
                      Subsidiaries Pro Forma Consolidated Condensed Financial Information.

                  (2) Ryder System, Inc. and Consolidated Subsidiaries Pro
                      Forma Consolidated Condensed Statement of Earnings for the Six Months Ended June 30, 1996.

                  (3) Ryder System, Inc. and Consolidated Subsidiaries Pro
                      Forma Consolidated Condensed Statement of Earnings for the Year Ended December 31, 1995.

                  (4) Ryder System, Inc. and Consolidated Subsidiaries Pro
                      Forma Consolidated Condensed Balance Sheet at June 30,
                      1996.

                  (5) Notes to Ryder System, Inc. and Consolidated Subsidiaries
                      Unaudited Pro Forma Consolidated Condensed Financial Information.

                INTRODUCTION TO PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION

The unaudited Pro Forma Consolidated Condensed Statements of Earnings of Ryder System, Inc. and subsidiaries for the six-month period ended June 30, 1996 and for the year ended December 31, 1995, present the Company's earnings before cumulative effect of change in accounting, assuming that the transactions resulting from the sale, including the use of proceeds, had occurred on January 1, 1995, and, in the opinion of management, include all material adjustments necessary to restate the Company's historical results. The adjustments required to reflect such assumptions are set forth in the "Pro Forma Adjustments" column.

The unaudited Pro Forma Consolidated Condensed Balance Sheet of Ryder System, Inc. and subsidiaries as of June 30, 1996, presents the consolidated financial position of the Company, assuming the transactions associated with the sale had been completed as of that date. The adjustments required to reflect such assumptions are set forth in the "Pro Forma Adjustments" column.

The historical amounts are derived from the historical financial statements of Ryder System, Inc. and subsidiaries. The unaudited Pro Forma Consolidated Condensed Financial Information of the Company should be read in conjunction with the historical financial statements and related notes of the Company included in the most recent annual report and the most recent quarterly report previously filed with the Commission, copies of which are available from the Company. The pro forma information presented is for informational purposes only and may not necessarily reflect the results of operations which would have occurred had the sale of the consumer truck rental business been consummated at the beginning of the financial periods presented, nor is the pro forma information intended to be indicative of future results of operations or financial position of the Company.

                RYDER SYSTEM, INC. AND CONSOLIDATED SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                         Six Months Ended June 30, 1996
                    (In thousands, except per share amounts)

                                                      PRO FORMA
                                         HISTORICAL  ADJUSTMENTS      PRO FORMA
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REVENUE                                $  2,753,999     (216,166) (a) 2,537,833
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Operating expense                         2,214,070     (161,274) (a) 2,052,796
Depreciation expense, net of gains          362,203      (45,922) (a)   316,281
Interest expense                            106,619       (5,800) (b)   100,819
Miscellaneous (income) expense                 (269)         664  (a)
                                                          (4,800) (c)    (4,405)
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                                          2,682,623     (217,132)     2,465,491
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  Earnings before income taxes and
     cumulative effect
     of change in accounting                 71,376          966         72,342
Provision for income taxes                   29,614        1,642  (a)
                                                          (1,100) (d)    30,156
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EARNINGS BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING              $     41,762          424         42,186
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EARNINGS PER COMMON SHARE
  BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING                 $       0.52                        0.57
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Average common and common
  equivalent shares                          80,615                      74,615
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See accompanying notes to the unaudited pro forma consolidated condensed financial information.

                RYDER SYSTEM, INC. AND CONSOLIDATED SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                          Year Ended December 31, 1995
                    (In thousands, except per share amounts)

                                                       PRO FORMA
                                          HISTORICAL  ADJUSTMENTS     PRO FORMA
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REVENUE                                $  5,167,421     (472,319) (a) 4,695,102
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Operating expense                         4,049,322     (335,111) (a) 3,714,211
Depreciation expense, net of gains          664,073     (100,748) (a)   563,325
Interest expense                            191,157      (11,800) (b)   179,357
Miscellaneous (income) expense               (1,517)         776  (a)
                                                         (10,600) (c)   (11,341)
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                                          4,903,035     (457,483)     4,445,552
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  Earnings before income taxes
     and cumulative effect
     of change in accounting                264,386      (14,836)       249,550
Provision for income taxes                  108,961       (3,183) (a)
                                                          (2,600) (d)   103,178
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EARNINGS BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING               $   155,425       (9,053)       146,372
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EARNINGS PER COMMON SHARE
  BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING                 $       1.96                        1.99
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Average common and common
  equivalent shares                          79,370                      73,370
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See accompanying notes to the unaudited pro forma consolidated condensed financial information.


                RYDER SYSTEM, INC. AND CONSOLIDATED SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  June 30, 1996
                                 (In thousands)

                                                        PRO FORMA
                                         HISTORICAL    ADJUSTMENTS     PRO FORMA
--------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents               $ 126,102    623,900  (e)
                                                      (501,000) (f)      249,002
  Receivables                               401,911    175,000  (f)      576,911
  Inventories                                59,600       (219) (e)       59,381
  Tires in service                          195,314    (26,850) (e)      168,464
  Deferred income taxes                      24,746                       24,746
  Prepaid expenses and other current assets 154,568    (13,749) (e)      140,819
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        Total current assets                962,241    257,082         1,219,323
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Revenue earning equipment                 3,761,200   (509,973) (e)    3,251,227
Operating property and equipment            694,375    (22,589) (e)      671,786
Direct financing leases and other assets    291,983                      291,983
Intangible assets and deferred charges      295,824       (100) (e)      295,724
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                                         $6,005,623   (275,580)        5,730,043
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt       $ 162,580                      162,580
  Accounts payable                          385,785        (86) (e)      385,699
  Accrued expenses                          485,614     74,406  (e)      560,020
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        Total current liabilities         1,033,979     74,320         1,108,299
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Long-term debt                            2,552,424   (146,000) (f)    2,406,424
Other non-current liabilities               465,922                      465,922
Deferred income taxes                       657,379    (39,000) (e)      618,379
Shareholders' equity:
  Common stock of $0.50 par value per share
        (shares outstanding at
        June 30, 1996 - 80,889,469)         588,861   (180,000) (f)      408,861
  Retained earnings                         721,304     15,100  (e)      736,404
  Translation adjustment                    (14,246)                     (14,246)
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       Total shareholders' equity         1,295,919   (164,900)        1,131,019
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                                         $6,005,623   (275,580)        5,730,043
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

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                RYDER SYSTEM, INC. AND CONSOLIDATED SUBSIDIARIES
                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION

Note 1 -

On October 17, 1996, the Company sold substantially all the assets and certain liabilities of its consumer truck rental business to Questor Partners Fund, L.P. and certain other investors for $579 million. The sale is subject to a final audit of the net assets sold as of the closing date. The audit is to be completed and final purchase price adjusted based upon such audit before December 31, 1996. As such, the purchase price and gain reflected in the accompanying pro forma consolidated condensed financial information is subject to change.

Pursuant to the terms of the sales agreement, the Company gave the buyer a royalty-free license to use the Ryder trademark and color scheme, subject to certain restrictions, for a total of 10 years (with required modifications to the trademark after five years). The Company and the buyer have also entered into service agreements for various periods of time ranging from two to five years, with options for extensions after five years for certain of the agreements. Under the agreements, the Company will continue to provide various services to the buyer including vehicle maintenance, claims processing, management information systems and other administrative services. In addition, certain Company branch locations will continue to act as consumer truck rental dealers and the Company will continue to assist in the disposition of the buyer's used vehicles through its sales network. Rates agreed upon for the various services are considered reasonable based on market rates.

The Company announced at the time of the sale its intention to use the proceeds from the sale to pay down debt and repurchase stock. The repurchase of stock is intended to enhance shareholder value by retiring capital invested previously in the consumer truck rental business. As such, the accompanying pro forma consolidated condensed financial information reflects the repurchase of six million shares and a related reduction in common stock of $180 million. For each 10% change in the assumed stock repurchase price of $30 per common share, the pro forma earnings per common share would change by approximately $0.01.

The accompanying unaudited pro forma consolidated condensed financial information reflects all adjustments, in the opinion of management, which are necessary to present a fair statement of the financial position and results of operations of the Company. The information does not include certain disclosures required under generally accepted accounting principles and, therefore should be read in conjunction with the financial statements and notes thereto included in the Company's most recent annual report and the most recent quarterly report filed with the Commission.

Note 2 -

The pro forma adjustments to the accompanying consolidated condensed financial information are described below:

(a) To deconsolidate the results of the operations of the consumer truck rental business, net of certain intercompany adjustments (in millions) as follows:

                                                        For the six months           For the year
                                                               ended                    ended
                                                           June 30, 1996          December 31, 1995
                                                        --------------------    -----------------------

     Charges for maintenance services provided                 $ 28.8                     57.4
     Allocated interest                                          13.5                     29.7
     Commissions earned as rental dealer                          4.3                     10.1
     Charges for vehicle disposition services                     3.3                      7.0

(b) To reduce interest expense due to the reduction of debt from cash flows generated from the sale.


                RYDER SYSTEM, INC. AND CONSOLIDATED SUBSIDIARIES
                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION
                                   (CONTINUED)

(c) To increase miscellaneous (income) expense as a result of a reduction in the level of receivables sold (at a discount) due to cash being available from the sale (and assumed to be used in lieu of selling receivables).

(d) To reflect the income tax benefit associated with the pro forma adjustments to the statements of earnings.

(e) To reflect the sale of substantially all the assets and certain liabilities of the consumer truck rental business. The net book value of the items sold as of June 30, 1996 was $563.9 million compared with $519.4 million at the closing date.

     The sale price for the business was based upon the net book value of the net assets sold plus $60 million, subject to a final audit. As such, the sale proceeds would have been $623.9 million had the transaction taken place on June 30, 1996.

     The net estimated pro forma increase to retained earnings of $15.1 million is calculated as follows (in millions):

     Gross proceeds (assuming June 30, 1996 sale)             $     623.9
     Less:
       Net book value of assets sold                                563.9
       Severance and stay-on bonuses                                  9.3
       Direct transaction costs                                       7.2
       Write-off of assets not sold                                   5.5
       Sales tax, vehicle titling, software licensing
        and other costs                                              13.0
                                                              -----------
                                                                     25.0

       Income tax benefit (expense) -
         Current                                                    (48.9)
         Deferred                                                    39.0
                                                              ===========
         Net adjustment to retained earnings
         (subject to final audit)                             $      15.1
                                                              ===========

(f) To reflect the usage of the net proceeds after transaction costs and other liabilities established upon sale, as follows (in millions):

     Proceeds at October 17, 1996                             $     579.4
     Less:
       Estimated taxes payable                                       48.9
       Severance and stay-on bonuses                                  9.3
       Direct transaction costs                                       7.2
       Sales tax, vehicle titling, software
        licensing and other costs                                    13.0
                                                              ===========
                                                              $     501.0
                                                              ===========

     The net proceeds of $501.0 were assumed to be used as follows:

       Repurchase common stock                                $     180.0
       Reduce sales of receivables                                  175.0
       Debt reduction                                               146.0
                                                              ===========
                                                              $     501.0
                                                              ===========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    October 25, 1996

                                    RYDER SYSTEM, INC.

                                    By: /s/ Edward R. Henderson
                                        ------------------------------
                                        Name:    Edward R. Henderson
                                        Title:   Associate General Counsel
                                                 and Assistant Secretary